SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 1996



	HUTTON/CONAM REALTY INVESTORS 5
	(Exact name of registrant as specified in its charter)



    California                            0-14341       11-2712111
(State or other jurisdiction            (Commission     (IRS Employer
   of incorporation)                    File Number)    Identification No.)



3 World Financial Center, 29th Floor New York, NY
ATTN: Andre Anderson                                    10285
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code (212) 526-3237

Item 5. Other event:

On March 15, 1996, based upon, among other things, the advice of Partnership counsel, Skadden, Arps, Slate, Meagher & Flom, the General Partners, on behalf of the Partnership, adopted a resolution that states, among other things, if an actual, potential or threatened Change of Control (as defined below) occurs, the General Partners may pay out to partners that amount of the Partnership's cash balances not required for its ordinary course day-to-day operations. For purposes of the resolution, "Change of Control" means the acquisition of, or offer or proposal to acquire, by any third person, pursuant to one or more of a tender offer, open market purchase or privately negotiated purchase, any equity security of the Partnership, if after the acquisition thereof the third party would, directly or indirectly, be a beneficial owner of more than 10% of any class of the issued and outstanding equity securities of the Partnership; provided, however, that any acquisition of equity securities of the Partnership approved in advance by the General Partners shall not constitute a Change of Control. In determining the amount of the distribution, the General Partners may take into account all material factors, including without limitation, the cash needs and liabilities of the Partnership, advice of counsel and the proposed per unit acquisition price. In addition, the Partnership will not be obligated to make any distribution to any partner and no partner will be entitled to receive any distribution until the General Partners have declared the distribution and established a record date and distribution date for the distribution.


	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			HUTTON/CONAM REALTY INVESTORS 5
			Registrant

		By:	RI 5 REAL ESTATE SERVICES, INC.
			General Partner


                        By: /s/ Paul L. Abbott          Date: March 21, 1996

                        Name:   Paul L. Abbott
			Title:	Director, President, Chief Executive Officer,
                                and Chief Financial Officer